EXHIBIT 10(z)

AMENDMENT #1
 TO
INFORMATION TECHNOLOGY SERVICES AGREEMENT

This is Amendment # 1 to the Information Technology Services Agreement between United HealthCare Services, Inc. (“UHS”) and International Business Machines Corporation (“IBM”) is made effective this 19th day of December, 2003.

Unless modified herein, all capitalized terms defined in the Agreement shall have the same meaning when used in this Amendment.

Recitals

WHEREAS, IBM and UHS have previously entered into an Information Technology Services Agreement dated February 1, 2003 (the “Agreement”);

WHEREAS, the parties now desire to amend the Agreement to (1) bill in arrears each month for the Mainframe portion of the Base Charges; and (2) offer financial credits for prompt payment;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, IBM and UHS agree to amend the Agreement as follows:

Terms and Conditions

1.	Effective November 1, 2003, the first sentence of Article 19.01 of the Agreement is revised to read “IBM shall provide UHS during the Term with an invoice during the first week of each calendar month for (a) the current month’s Base Charges (but excluding the Mainframe services described in Exhibit 1.1), plus any Additional Charges, and (b) the previous month’s Mainframe portion of the Base Charges, plus any variable Charges (i.e., ARCs).

2.	For services rendered from November 1, 2003 and continuing through October 31, 2006, (“Earned Credit Period”) for each month’s IBM invoice for the Mainframe portion of the Base Charges, as specified in Exhibit 1.3 (excludes ARCs and RRCs) (the “Mainframe Base Charges”) for which IBM receives payment within 30 days of UHS’ receipt of the IBM invoice, UHS shall earn a credit equal to one point nine percent (1.9%) of the monthly Mainframe Base Charges invoice.

3.	Notwithstanding anything in this Amendment, IBM will consider a payment of the Mainframe Base Charges to be made “on time” either upon receipt of payment of the invoice within 30 days of receipt of the invoice by UHS or upon the presentation of appropriate documentation by UHS showing that a payment was processed by UHS but was minimally late due to circumstances beyond the control of UHS.

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4.	Notwithstanding anything in this Amendment, disputes pursued in accordance with Section 19.04 of the Agreement relating to any services other than those related to the Mainframe Base Charges shall not constitute a failure by UHS to make a payment “in full” for purposes of this Amendment.

5.	Notwithstanding anything in this Amendment, credits shall be earned based upon actual amounts paid for the Mainframe Base Charges that are the subject of this Amendment, and IBM will consider “payment in full” to be payments made at the IBM invoiced amount excluding any amounts disputed in good faith under Section 19.04 of the Agreement. Any such disputed amounts shall be subject to the financial caps and escrow procedures defined in Section 19.04.

a.	Should UHS dispute an invoice for Mainframe Base Charges pursuant to Section 19.04 of the Agreement prior to actual payment of the invoice and resolution of the dispute results in no modification to the Mainframe Base Charges, the applicable credit shall appear on the invoice immediately following payment of the disputed invoice.

b.	Should UHS dispute an invoice for Mainframe Base Charges pursuant to Section 19.04 of the Agreement subsequent to payment of the invoice and a credit was either (1) previously issued to UHS during the earned credit year or (2) reflected as an earned credit to be applied during the Earned Credit Period, and resolution of the dispute results in a modification to the Mainframe Base Charge invoiced amount, the earned credit attributable to such modified amount will be corrected on the next invoice submitted by IBM to UHS.

6.	Because invoice submission per the Agreement requires that the monthly invoice be submitted by IBM to UHS prior to the receipt of payment for the previous month’s invoice, the first earned credit will begin to accrue and will appear as a separate line item on the February 2004 invoice. For example, services performed in November 2003 will be invoiced in December 2003 with timely payment received in January 2004 and the earned credit reflected on the February 2004 invoice.

7.	Any credits shall accrue to UHS monthly, be clearly identified on each monthly invoice, and will appear as an actual applied cumulative credit on the IBM November invoice presented to UHS by IBM one time per each calendar year beginning November 2004 and continuing through January 2007. Application of the credit to UHS by IBM will be based upon actual timely payment of invoices submitted for Mainframe Base Charges by IBM during each earned credit year (November 2003 through September 2004 — 11 months, October 2004 through September 2005 — 12 months, October 2005 through September 2006 — 12 months, and October 2006 — 1 month), pursuant to the terms of this Amendment.

8.	Upon prompt payment of each October invoice for Mainframe Base Charges by UHS, IBM will reissue the November invoice to reflect the credit earned by UHS such that the one time annual issuance of the credit by IBM to UHS for the earned credit year which will reflect all credits earned during that credit year (i.e. October 2004 through September 2005). However, services rendered in October 2006, billed in November 2006, with timely payment received in December 2006 will be reflected on the January 2007 invoice.

9.	Should UHS fail to make a payment on time for Mainframe Base Charges during the Earned Credit Period and such payment is undisputed under Section 19.04 of the Agreement, then UHS will (1) retain any accrued earned credits that have been previously issued to UHS, (2) receive

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any accrued earned credits that have not been previously issued to UHS during the earned credit year pursuant to paragraphs 6, 7, and 8 above, and (3) remain eligible to earn any unearned credits remaining during the Earned Credit Period. However, IBM will not be obligated to (1) extend the date of Earned Credit Period due to the failure of UHS to make timely payment, or (2) issue an additional credit equal to the difference between the earned credits and ***.

10.	Should the mainframe services be terminated for any reason during the Earned Credit Period then UHS will (1) retain any accrued earned credits that have been previously issued to UHS, (2) be eligible to earn credits in any other month, up to the effective date of termination or the end of the Earned Credit Period, whichever occurs first, and (3) receive any accrued earned credits that have not been previously issued to UHS during the earned credit year, pursuant to this Amendment, on the next IBM invoice presented to UHS following the end of the Earned Credit Period or the effective date of the termination, whichever occurs first.

11.	Each credit, once earned, is unconditional and irrevocable unless the invoice upon which the credit was calculated was disputed and the resolution of the dispute resulted in a modification in the invoice then any credit amount applied would be modified proportional to the invoice modification.

12.	In the event UHS pays each and every monthly invoice for the Mainframe Base Charges, in full and on time during the Earned Credit Period *** . The aforementioned additional credit shall be in addition to the credits earned by UHS pursuant to this Amendment during the Earned Credit Period.

13.	The table below represents the current billing schedule for Mainframe Services provided during the periods specified for the Earned Credit Period. The billing schedule reflects the Mainframe services performed in the prior month and billed in the current month. The payout amount schedule for available earned credits is based upon the timely payment of current month invoices for Mainframe Base Charges in the following month for which earned credits will be reflected in the next month (i.e. Mainframe Services performed in November 2004, billed in December 2004, paid in January 2005 with credit applied in February 2005). The chart presumes the re-issuance of the November invoice. The table below is based upon the Original Baselines for Mainframe services and is subject to change with modification of the Baselines pursuant to Exhibit 1.3, Section 6.0.

Monthly Mainframe ASC Billing in
arrears during the period between	Potential annual payout amount’s of available Earned Credits based
Nov 1, 2003 and Mar 31, 2008	upon timely payments of invoices during the following months.

Nov 2003=***(note-Svc rendered in Oct 2003 Invoice in Oct 2003)	Dec 2003-Oct 2004, payout Nov 2004=***
Dec 2003-Jan 2004=***	Nov 2004-Oct 2005, payout Nov 2005=***
Feb 2004-Jan 2005=***	Nov 2005-Oct 2006, payout Nov 2006=***
Feb 2005-Jan 2006=***	Nov 2006 payout Jan 2007=***
Feb 2006-Jan 2007=***
Feb 2007-Jan 2008=***
Feb 2008-Apr 2008=***

Except as provided in this Amendment, all other provisions of the Agreement shall remain in effect. In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment, the

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terms of this Amendment shall apply. This Amendment and the Agreement constitute the entire agreement between the parties regarding the subject matter contained herein and supersede all prior oral or written agreements on this subject.

Accepted By:	Accepted By:

United HealthCare Services, Inc.	INTERNATIONAL BUSINESS MACHINES CORPORATION

By: /s/ BRIGID BONNER	By: /s/ DAVID STEINMAN

Name: Brigid Bonner	Name: David Steinman

Title: Senior Vice President	Title: Vice President

Date: 12-19-03	Date: 12-23-03

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